Exhibit (h)(3)

                              [Adviser Letterhead]

                                                               September 2, 2005

To the Trustees of:
         John Hancock Funds III

601 Congress Street
Boston, MA 02210

Re:    Expense Limitation Agreement
       ----------------------------

     With reference to the Advisory Agreement proposed to be entered into by and between John Hancock Investment Management Services, LLC (the "Adviser") and John Hancock Funds III, on behalf of each series of the Trust (each, a "Fund" and collectively, the "Funds"), we hereby notify you as follows:

     1. The Adviser agrees to waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B hereto.

     2. Until terminated by the Adviser as provided in Appendices A and B, the expense limitation arrangements set forth for each of the Funds in Appendices A and B hereto may only be modified by a majority vote of the "non-interested" Trustees of the Funds (as defined under the Investment Company Act of 1940, as amended (the "1940 Act")) affected.

     3. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of the Registration Statements on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the 1940 Act, and we expressly permit you so to rely.

                                                Very truly yours,

                                                JOHN HANCOCK INVESTMENT
                                                MANAGEMENT SERVICES, LLC

                                                By: /s/ Bruce R. Speca
                                                    -----------------------
                                                Name:   Bruce R. Speca
                                                Title:  Executive Vice President

ACCEPTED AND AGREED TO BY:

         JOHN HANCOCK FUNDS III,
         On behalf of the series of the Trust

         By: /s/ Keith F. Hartstein
             -----------------------
         Name:   Keith F. Hartstein
         Title:  President

                                   APPENDIX A

                               ADVISORY FEE WAIVER

For purposes of this Appendix A:

     "Expenses" means all the expenses of a Fund excluding: (i) taxes, (ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business, (v) advisory fees; (vi) Rule 12b-1 fees; (vii) transfer agency fees; (viii) blue sky fees; (ix) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust; and (x) printing and postage.

     "Expense Limit" means the percentage of a Fund's average annual net assets on an annualized basis set forth below.

     The Adviser agrees to reduce its advisory fee for a Fund of the Trust, or if necessary make payment to a Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below. This expense reimbursement shall continue in effect until November 1, 2006 and thereafter until terminated by the Adviser on notice to the Trust.

     The Expense Limit for each of the Funds for the purposes of the Appendix A shall be as follows:

             Fund                                          Expense Limit
             ----                                          -------------
             U.S. Core Fund                                    0.10%
             International Core Fund                           0.20%
             Intrinsic Value Fund                              0.08%
             Growth Opportunities Fund                         0.24%
             Growth Fund                                       0.11%
             International Growth Fund                         0.20%
             Value Opportunities Fund                          0.09%
             U.S. Quality Equity Fund                          0.07%
             Global Fund                                       0.19%
             Active Value Fund                                 0.05%

                                   APPENDIX B

                       CLASS SPECIFIC EXPENSE LIMITATIONS

     For purposes of this Appendix B:

     "Expenses" means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes,
(ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; and (v) fees under any agreements or plans of the Trust dealing with services for shareholders and others with beneficial interests in shares of the Trust.

     "Expense Limit" means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

     The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

     This expense reimbursement shall continue in effect until November 1, 2006 and thereafter until terminated by the Adviser on notice to the Trust.

     The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix B shall be as follows:


         Class A
         -------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                                 1.350%
             Intrinsic Value Fund                           1.350%
             Growth Fund                                    1.400%
             International Core Fund                        1.700%
             International Growth Fund                      1.700%
             Value Opportunities Fund                       1.390%
             Growth Opportunities Fund                      1.540%
             Active Value Fund                              1.400%
             U.S. Quality Equity Fund                       1.350%
             Global Fund                                    1.670%

         Class B
         -------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                                 2.050%
             Intrinsic Value Fund                           2.050%
             Growth Fund                                    2.100%
             International Core Fund                        2.400%
             International Growth Fund                      2.400%
             Value Opportunities Fund                       2.090%
             Growth Opportunities Fund                      2.240%
             Active Value Fund                              2.100%

             U.S. Quality Equity Fund                       2.050%
             Global Fund                                    2.370%

         Class C
         -------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                                 2.050%
             Intrinsic Value Fund                           2.050%
             Growth Fund                                    2.100%
             International Core Fund                        2.400%
             International Growth Fund                      2.400%
             Value Opportunities Fund                       2.090%
             Growth Opportunities Fund                      2.240%
             Active Value Fund                              2.100%
             U.S. Quality Equity Fund                       2.050%
             Global Fund                                    2.370%

         Class I
         -------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                                 0.950%
             Intrinsic Value Fund                           0.950%
             Growth Fund                                    1.000%
             International Core Fund                        1.200%
             International Growth Fund                      1.200%
             Value Opportunities Fund                       0.990%
             Growth Opportunities Fund                      1.140%
             Active Value Fund                              1.000%
             U.S. Quality Equity Fund                       0.950%
             Global Fund                                    1.170%

         Class R
         -------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                                 1.450%
             Intrinsic Value Fund                           1.450%
             Growth Fund                                    1.500%
             International Core Fund                        1.700%
             International Growth Fund                      1.700%
             Value Opportunities Fund                       1.490%
             Growth Opportunities Fund                      1.640%
             Active Value Fund                              1.500%
             U.S. Quality Equity Fund                       1.450%
             Global Fund                                    1.670%

         Class NAV
         ---------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                             Not Applicable
             Intrinsic Value Fund                           0.850%
             Growth Fund                                    0.900%

             International Core Fund                        1.100%
             International Growth Fund                      1.100%
             Value Opportunities Fund                       0.890%
             Growth Opportunities Fund                      1.040%
             Active Value Fund                          Not Applicable
             U.S. Quality Equity Fund                   Not Applicable
             Global Fund                                Not Applicable

         Class 1 [the number "1"]
         ------------------------

             Fund                                       Expense Limit
             ----                                       -------------
             U.S. Core Fund                             Not Applicable
             Intrinsic Value Fund                           0.900%
             Growth Fund                                    0.950%
             International Core Fund                        1.150%
             International Growth Fund                      1.150%
             Value Opportunities Fund                       0.940%
             Growth Opportunities Fund                      1.090%
             Active Value Fund                          Not Applicable
             U.S. Quality Equity Fund                   Not Applicable
             Global Fund                                Not Applicable